Consent of Independent Auditors




The Board of Directors
Oppenheimer Disciplined Value Fund:

We consent to the use in this Registration Statement of Oppenheimer Disciplined Value Fund of our report dated November 19, 1999 included in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to our firm under the headings "Financial Highlights" appearing in the Prospectus which is also a part of such Registration Statement, and "Independent Auditors" appearing in the Statement of Additional Information.



                                    /s/ KPMG LLP
                                    _________________________
                                    KPMG LLP

Denver, Colorado
February 24, 1999